Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT
TO PURCHASE 100,000,000 SHARES OF COMMON STOCK
OF
CYBERLUX COPRPORATION

THIS CERTIFIES THAT, for value received, Deutsche Bank AG London (subject to the restrictions on transfer contained herein and the provisions of the Registration Rights Agreement (as hereinafter defined)) his registered assigns (the “Holder”) is entitled to purchase from Cyberlux Corporation (the “Company”), at any time or from time to time after 9:00 a.m., North Carolina time, on the date hereof and prior to 5:00 p.m., North Carolina time, on May 22, 2012 (the “Expiration Date”), at the place where the Warrant Agency (as hereinafter defined) is located, at the Exercise Price (as hereinafter defined), 100,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company specified above for a purchase price of one hundred fifty thousand dollars ($150,000), all subject to adjustment and upon the terms and conditions as hereinafter provided. The cash payment of $150,000 will be held in the escrow account of John W. Ringo, Attorney at Law, in order to complete the transaction. Capitalized terms used and not otherwise defined in this Warrant shall have the meanings set forth in Article V hereof.

ARTICLE I

EXERCISE OF WARRANT

1.1. Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at the Warrant Agency: (a) this Warrant; (b) a written notice, substantially in the form of the subscription notice attached hereto as Annex 1, of such Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired and the name or names of the Eligible Holder(s) in which such certificates are to be registered; and (c) payment of the Exercise Price with respect to such shares of Common Stock. Such payment may be made, at the option of the Holder, by cash, money order, certified or bank cashier’s check or wire transfer.

The Company shall, as promptly as practicable and in any event within seven (7) Business Days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such subscription notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice (or, if such notice shall not specify denominations, one certificate shall be issued) and shall be issued in the name of the Holder or such other name or names of Eligible Holder(s) as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued, and such Holder or any other person so designated to be named therein shall be deemed for all purposes to have become holders of record of such shares, as of the date the aforementioned notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. The Company shall pay all expenses payable in connection with the preparation, issuance and delivery of share certificates and new Warrants as contemplated by Section 2.6 below (other than transfer or similar taxes in connection with the transfer of securities), except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice or promptly upon receipt of a written request of the Company for payment. If this Warrant shall be surrendered for exercise within any period during which the transfer books for shares of the Common Stock of the Company or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

Notwithstanding anything in this Warrant Agreement to the contrary, in no event shall the holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants subject to a limitation on exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without (i) the written consent of the holder hereof and the Company and (ii) the approval of a majority of shareholders of the Company.

1.2 If the Company requires capital, the Company, at its discretion, may call the Warrants for conversion at any time, by sending Holder a notice of exercise. This call provision will remain in effect so long as the Holder does not have beneficial ownership of more than 9.9% of the Company’s issued and outstanding Common Stock.

1.3. Shares To Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

1.4. No Fractional Shares To Be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section 1.3, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder a whole share of Common Stock.

1.5. Securities Laws; Share Legend. The Holder, by acceptance of this Warrant, agrees that this Warrant and all shares of Common Stock issuable upon exercise of this Warrant will be disposed of only in accordance with the Securities Act. In addition to any other legend which the Company may deem advisable under the Securities Act and applicable state securities laws, all certificates representing shares of Common Stock (as well as any other securities issued hereunder in respect of any such shares) issued upon exercise of this Warrant shall be endorsed as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel (in form and substance reasonably satisfactory to the Company) selected by the Holder of such certificate and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

ARTICLE II

WARRANT AGENCY; TRANSFER, EXCHANGE AND
REPLACEMENT OF WARRANT

2.1. Warrant Agency. Until such time, if any, as an independent agency shall be appointed by the Company to perform services described herein with respect to this Warrant (the “Warrant Agency”), the Company shall perform the obligations of the Warrant Agency provided herein at its principal office address or such other address as the Company shall specify by prior written notice to the Holder.

2.2. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

2.3. Transfer of Warrant. This Warrant may only be transferred to a purchaser subject to and in accordance with this Section 2.3, and any attempted transfer which is not in accordance with this Section 2.3 shall be null and void and the transferee shall not be entitled to exercise any of the rights of the holder of this Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of such transfers of Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency in accordance with this Section 2.3, together with a written assignment of this Warrant, substantially in the form of the assignment attached hereto as Annex 2, duly executed by the Holder or its duly authorized agent or attorney-in-fact, with signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and with funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender of this Warrant in accordance with this Section 2.3, the Company (subject to being satisfied that such transfer is in compliance with Section 1.4) shall execute and deliver a new Warrant or Warrants of like tenor and representing in the aggregate the right to purchase the same number of shares of Common Stock in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued. The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer of this Warrant or the issuance or delivery of certificates for Common Stock in a name other than that of the registered holder of this Warrant.

2.4. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants, in connection with the partial exercise of this Warrant, upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys-in-fact. Subject to compliance with Section 2.3 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

2.5. Loss, Theft, Destruction of Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security (in customary form) reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant and upon reimbursement of the Company’s reasonable incidental expenses, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

2.6. Expenses of Delivery of Warrants. Except as otherwise expressly provided herein, the Company shall pay all expenses (other than transfer taxes as described in Section 2.3) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder and shares of Common Stock upon the exercise hereof.

ARTICLE III

ADJUSTMENT PROVISIONS

3.1. Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article III.

3.2. Common Share Reorganization and Stock Dividend Payments. If the Company, at any time this Warrant is outstanding, (a) shall subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a “Common Share Reorganization”), or (b) pay a stock dividend (except scheduled dividends paid on preferred stock which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock payable in shares of Common Stock (any such event being called a “Stock Dividend Payment”), then (i) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of a Common Share Reorganization or at which the holders of shares of Common Stock or any other class of capital stock are determined for purposes of a Stock Dividend Payment, as the case may be, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Share Reorganization or Stock Dividend Payment, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Share Reorganization or Stock Dividend Payment, as the case may be, and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Share Reorganization or Stock Dividend Payment, as the case may be, by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Share Reorganization or Stock Dividend Payment, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Share Reorganization or Stock Dividend Payment, as the case may be.

3.3. Capital Reorganization. If, at any time this Warrant is outstanding, there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Share Reorganization, Stock Dividend Payment or a change in par value) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a “Capital Reorganization”), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to the Holder and to the Warrant Agency an agreement as to the Holder’s rights in accordance with this Section 3.3, providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article III. The provisions of this Section 3.3 shall similarly apply to successive Capital Reorganizations.

3.4. Adjustment Rules.
(a) Any adjustments pursuant to this Article III shall be made successively whenever an event referred to herein shall occur.
(b) If the Company shall set a record date to determine the holders of shares of Common Stock or any other class of capital stock, as the case may be, for purposes of a Common Share Reorganization, Stock Dividend Payment or Capital Reorganization and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Article III in respect of such action.

3.5. Notice of Adjustments. The Company shall give notice to the Holder prior to any record date or effective date, as the case may be, in respect of any Common Share Reorganization, Stock Dividend Payment or Capital Reorganization describing, in each case, such event in reasonable detail and specifying such record date or effective date, as the case may be. In addition, after the record date or effective date, as the case may be, of any Common Share Reorganization, Stock Dividend Payment or Capital Reorganization, the Company shall promptly give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

3.6. Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Article III are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company may make, in its discretion, an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock into which the Warrant is exercisable as otherwise determined pursuant to any of the provisions of this Article III except in the case of a combination of shares of a type contemplated in Section 3.2 and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 3.2.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Holder. The Holder represents and warrants to the Company as follows:
(a) Purchase for Own Account. This Warrant and the shares of Common Stock to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, the Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the shares of Common Stock to be acquired upon exercise of this Warrant.
(b) Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and the underlying shares of Common Stock. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions to the offering of this Warrant and its underlying shares of Common Stock and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.
(c) Investment Experience. The Holder understands that the purchase of this Warrant and its underlying shares of Common Stock involves substantial risk. The Holder: (i) has experience as an investor in securities and acknowledges that the Holder is able to fend for himself or itself, can bear the economic risk of such Holder’s investment in this Warrant and its underlying shares of Common Stock and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of the investment in this Warrant and its underlying shares of Common Stock; and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons. (d) Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

ARTICLE V

DEFINITIONS

The following terms, as used in this Warrant, have the following respective meanings:

“Business Days” means each day in which banking institutions in Durham, North Carolina are not required or authorized by law or executive order to close.

“Capital Reorganization” has the meaning set forth in Section 3.3.

“Common Share Reorganization” has the meaning set forth in Section 3.2.

“Common Stock” has the meaning set forth in the first paragraph of this Warrant.

“Company” has the meaning set forth in the first paragraph of this Warrant.

“Eligible Holder” means the Holder and any permitted transferee of the Holder pursuant to and in accordance with this Warrant.

“Exercise Price” means a 50% discount to market based on the average closing price of the Common Stock for twenty trading days prior to notice of exercise, subject to adjustment pursuant to Article III.

“Expiration Date” has the meaning set forth in the first paragraph of this Warrant.

“Holder” has the meaning set forth in the first paragraph of this Warrant.

“NASD” means The National Association of Securities Dealers, Inc.

“Registration Rights Agreement” means the Registration Rights Agreement of even date herewith by and among the Company and the purchasers of the Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect from time to time.

“Stock Dividend Payment” has the meaning set forth in Section 3.2.

“Warrant Agency” has the meaning set forth in Section 2.1.

“Warrants” means this Warrant and all other Warrants of like tenor issued by the Company on or about May 25, 2007.

ARTICLE VI

MISCELLANEOUS

6.1. Governing Law. This Warrant shall be governed in all respects by the laws of the State of Nevada, without reference to its conflicts of law principles.

6.2. Covenants To Bind Successor and Assigns. All covenants, stipulations, promises and agreements contained in this Warrant by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

6.3. Entire Agreement. This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenant except as specifically set forth herein or therein.

6.4. Waivers and Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holders of a majority in interest of the Warrants then outstanding; provided, however, that no such amendment, modification or waiver shall, without the written consent of the Holders of any Warrant, (a) change the number of shares of Common Stock subject to purchase upon exercise of such Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of Section 6.4 or Article III of such Warrant. Any such amendment, modification or waiver effected pursuant to this Section shall be binding upon the Holders of all Warrants and upon the Company, except as provided in the proviso to the last sentence of the preceding paragraph. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

6.5. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be mailed by express, registered or certified mail, postage prepaid, return receipt requested, sent by telecopy, or by courier service guaranteeing overnight delivery with charges prepaid, or otherwise delivered by hand or by messenger, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or telecopied to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), or, if sent by registered or certified mail, on the third business day after the day on which mailed, addressed to such party at such address. In the case of the Holder, such notices and communications shall be addressed to its address set forth under its signature below, which shall be the address shown on the books maintained by the Warrant Agency, until the Holder shall notify the Company and the Warrant Agency in writing that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder.

In the case of the Company, such notices and communications shall be addressed as follows:

Attention: President
Cyberlux Corporation
4625 Creekstone Drive
Suite 130
Durham NC 27703.

6.6. Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrant, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant is outstanding.

6.7. Severability. In case any one or more of the provisions contained in this Warrant shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.8. Section Headings. The section headings used herein are for convenience of reference only, do not constitute a part of this Warrant and shall not affect the construction of or be taken into consideration in interpreting this Warrant.

6.9. No Rights as Shareholder; No Limitations on Company Action. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company. No provision of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its certificate of incorporation, reorganize, consolidate or merge with or into another corporation or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights or powers.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative.

CYBERLUX CORPORATION

By:	/s/ DONALD. F. EVANS
Donald F. Evans,
Chairman, CEO

ACCEPTED:

HOLDER:

/s/ GEORGE PAN

Deutsche Bank AG London